EXHIBIT 10.54

                            BUY OUT AGREEMENT

        This Buy Out Agreement (the "AGREEMENT") is made as of the ninth day of September, 1996, between Cortech, Inc., a Delaware corporation having its principal place of business at 6850 North Broadway, Denver, Colorado 80221 ("CORTECH") and Hoechst Marion Roussel, Inc., a Delaware corporation having its principal place of business at 9300 Ward Parkway, Kansas City, Missouri 64114 ("HMRI"), as successor in interest to Marion Laboratories, Inc.

        WHEREAS, Cortech and HMRI are parties to the Stock Purchase Agreement dated as of February 29, 1988 (the "PURCHASE AGREEMENT");

        WHEREAS, pursuant to Sections 6.03 and 6.04 of the Purchase Agreement Cortech granted HMRI a right of first offer with respect to certain rights to new products, technologies and therapeutic applications which may result from Cortech's research and development activities (the "RIGHT OF FIRST OFFER");

        WHEREAS, Cortech and HMRI desire to terminate the Right of First Offer and to finally and fully compromise, settle and discharge all claims, controversies, demands, actions or causes of action which HMRI may have or claim to have arising out of or in connection with the Right of First Offer.

                                AGREEMENT

        NOW, THEREFORE, IN CONSIDERATION of the promises and mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.      TERMINATION OF RIGHT OF FIRST OFFER.  The parties agree that Sections
        6.03 and 6.04 of the Purchase Agreement are hereby terminated. All other provisions of the Purchase Agreement shall remain in full force and effect.

2. RELEASE. HMRI hereby forever generally and completely releases and discharges Cortech and its servants, agents, directors, officers and employees, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, arising out of or in connection with their respective obligations, activities and/or dealings under the Right of First Offer at any time prior to the date of this Agreement.

3. CONSIDERATION. As consideration for this Agreement, Cortech hereby agrees to issue to HMRI 200,000 shares of Cortech Common Stock par value $.002 per share (the "Shares"). Except as set forth in the next sentence, HMRI shall have piggyback registration rights with respect to the Shares on the terms and subject to the conditions set forth in
        Section 7.09 of the Purchase Agreement. In the event of a registration pursuant to subsection (a) thereof in which an underwriter has determined that inclusion of all shares requested to be sold by selling security holders would have a material adverse effect on the offering, the Shares will rank junior in priority to all shares of Cortech securities for which registration rights have been granted prior hereto.


                                     1.

4. ACKNOWLEDGMENT. HMRI acknowledges that it has had access, under confidentiality, to all material information concerning New Product Opportunities (as defined in the Purchase Agreement) subject to the Right of First Offer which it has requested, as well as all current public information concerning Cortech. HMRI also acknowledges that it has had the opportunity to, and has to its satisfaction, questioned and otherwise consulted the officers of Cortech with respect to the prospects of the New Product Opportunities, and the value of the Shares. HMRI further acknowledges that the Shares are being acquired by HMRI for its own account, for investment and not with a view to resale, and that such Shares have not been registered under the Securities Act of 1933, as amended, and may not be resold unless registered under such Act or pursuant to an exemption from such registration.

5.      MISCELLANEOUS.

        a) ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contain the entire agreement between the parties hereto and constitute the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof. The terms of this Agreement are contractual and not a mere recital. This Agreement is executed without reliance upon any promise, warranty or representation by any party or any representative of any party other than those expressly contained herein, and each party has carefully read this Agreement, has been advised of its meaning and consequences by his or its respective attorney, and signs the same of its own free will.

        b) ASSIGNMENT. Any unauthorized assignment of this Agreement is void. This Agreement shall bind the heirs, personal representatives, successors and assigns of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, successors and assigns.

        c) EXPENSES. Each party to this Agreement will bear its own costs, expenses, and attorney's fees, whether taxable or otherwise, incurred in or arising out of or in any way related to the matters released herein.

        d) CHOICE OF LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado as applied to contracts made and to be performed entirely within Colorado.

        e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed on the date first above written.

CORTECH, INC.                          HOECHST MARION ROUSSEL, INC.


By:   /s/ KENNETH LYNN                 By:  /s/ FRANK L. DOUGLAS, M.D.
   ----------------------------           -------------------------------
Title:  President and CEO              Title:  Executive Vice President
      -------------------------              ----------------------------

                                     2.